UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 4, 2005

JMAR Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-10515	68-0131180
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5800 Armada Drive, Carlsbad, California		92008
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(760) 602-3292

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On March 4, 2005, JMAR Technologies, Inc. (JMAR) entered into a "Technology Testing and Contingent Purchase Agreement for BioSentry" (the "Agreement") with the Olivenhain Municipal Water District (the "District"). The Agreement provides that JMAR will install three Beta units of its BioSentry™ system at the District’s water treatment plant in San Diego County, California and will operate and test the units in accordance with an agreed-upon test plan. The cost of the three Beta units and the installation, operation and testing of the units will be borne by JMAR, with the District agreeing to make its facility and personnel available to JMAR at the District’s cost to support the installation and testing of the Beta units. Upon receipt by the District of written approval from the California Department of Health Services (CDHS) for the installation and operation of production BioSentry units and approval by the CDHS of a waiver of a requirement for a 0.5 log reduction in the presence of the bacteria Giardia lamblia, the District will purchase three BioSentry production units on agreed-upon terms.

The Test Plan contemplates that in addition to demonstrating performance that will allow the District to achieve cost savings and improved water security, JMAR will gain valuable field experience from the testing which will be reflected in the design of future production units and will be able to publish joint reports with the District that could aid in offering the BioSentry product to the water utility industry. The Test Plan calls for the assembly by JMAR of three Beta units during the first quarter of 2005 and the installation of these three Beta units at the District’s facility commencing in early April, with completion of installation in early May, 2005. The Test Plan involves a six month testing period involving the placement of one Beta unit at the plant influent to monitor raw water for the presence and classification of Giardia and Cryptosporidium, a second Beta unit at the plant effluent to monitor treated (filtered and disinfected) water for Giardia and Cryptosporidium, and a third Beta unit in the District’s water distribution system. The Beta test units are intended for testing the operation and functionality of the BioSentry systems, but will not be used on-line in the District’s operations. Following the six month test program, JMAR and the District will jointly publish a report summarizing the test results, conclusions and recommendations for the CDHS and any other relevant parties.

The Test Plan was developed in coordination with the California Department of Health Services. JMAR expects that if the Test Plan is successfully completed, the CDHS will grant approval of the installation and operation of production units at the District’s water treatment plant and will grant the District a waiver of the requirement to obtain a 0.5 log reduction in the level of Giardia bacteria in the District’s water supply.

On March 7, 2005, JMAR issued a Press Release announcing entry into the Agreement with the District, a copy of which is filed with this Report as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit 10.1 - Press Release dated March 7, 2005 announcing entry into Technology Testing and Contingent Purchase Agreement with Olivenhain Municipal Water District.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMAR Technologies, Inc.

March 7, 2005	By:	Joseph G. Martinez

Name: Joseph G. Martinez
Title: Sr. V.P. & General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 7, 2005